Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-148977 of Noranda Aluminum Holding Corporation and Noranda Aluminum Acquisition Corporation of our report dated March 17, 2008, relating to the 2007 and 2005 consolidated financial statements of St. Ann Bauxite Limited appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE

Chartered Accountants

Kingston, Jamaica

May 7, 2008